AGREEMENT FOR THE
                           EIGHTH AMENDMENT TO A LEASE


On this 16th day of October 1996, it is hereby agreed by and between HILLCREST DEVELOPMENT, a limited partnership, as Lessor, and NICOLLET PROCESS ENGINEERING INC., a Minnesota corporation, as Tenant, that the Lease Agreement dated January 1, 1993 and the first seven (7) Amendments to that same Lease, the last of which is dated August 26, 1996, shall be amended as follows:



1. Lessor and Tenant agree that Tenant shall lease an additional 1,000 rentable square feet designated as a "storage" usage, in Suite 1075 for a term of thirty-eight (38) months, beginning November 1, 1996 and continuing through December 31, 1999. The net rental rates for Tenant's combined total of 2,200 rentable square feet of storage space in Suite 1075 shall be as follows:

              November 1, 1996-December 31, 1996 $366.67 per month NET. January 1, 1997-December 31, 1998 $476.67 per month NET. January 1, 1999-December 31, 1999 $504.17 per month NET.

         Operating expenses and Real Estate Taxes shall be escrowed and paid to Lessor by Tenant at their then current levels.



2. Tenant's "office" space in Suite #1075 shall remain at its current square footage.


Except as herein stated, all terms and conditions of the aforementioned Lease shall remain in full force and effect.


Tenant:                                     Lessor:

NICOLLET PROCESS ENGINEERING INC.           HILLCREST DEVELOPMENT
a Minnesota corporation

By:   /s/ Robert A. Pitner                  By:   /s/ Scott M. Tankenoff
      -------------------------------             -----------------------------
      Robert A. Pitner                            Scott M. Tankenoff

Its:  President & CEO                       Its:  General Partner

Date:    10/17/96                           Date:    10/8/96
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